NASDAQ: CECE NEWS RELEASE

CECO Environmental Corp. Announces Follow-on Offering of Common Shares

Cincinnati, Ohio, April 12, 2007 - CECO Environmental Corp. (NASDAQ: CECE) announced today that it has filed a registration statement on Form S-3 with the Securities and Exchange Commission relating to a proposed public offering of an aggregate of 3,348,166 shares of its common stock. The Company is offering 1,000,000 shares and certain of the Company's stockholders are offering, in the aggregate, 2,348,166 shares, of which 1,749,500 shares are issuable upon the exercise of warrants to purchase shares of common stock held by the selling stockholders. In connection with the offering, the underwriters will be granted a 30-day option to purchase an aggregate of up to 502,225 additional shares of common stock from the Company to cover over-allotments, if any. The net proceeds from the sale of shares by the Company will be used to repay all of its subordinated debt payable to its affiliate and repay a portion of its outstanding borrowings under its bank credit facility. The Company will not receive any proceeds from the sale of shares by the selling stockholders, other than the aggregate exercise price of approximately $4.7 million expected to be received in connection with the exercise of the warrants by the selling stockholders.

Oppenheimer & Co. is acting as lead book running manager in the offering and Needham & Company, LLC is acting as a co-lead manager. When available, copies of the preliminary prospectus relating to this offering may be obtained from Oppenheimer & Co. Inc., by mail at 125 Broad St., 15th Floor, New York, NY 10004, attention Prospectus Department or Needham & Company, LLC by mail at 445 Park Avenue, New York, NY 10022.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT CECO ENVIRONMENTAL

CECO Environmental Corp. is North America's largest independent air pollution control company. Through its eight subsidiaries -- Busch, CECOaire, CECO Filters, CECO Abatement Systems, Effox, kbd/Technic, Kirk & Blum, and H. M. White, Inc. -- CECO provides a wide spectrum of air quality services and products including: industrial air filters, environmental maintenance, monitoring and management services, and air quality improvements systems. CECO is a full-service provider to the steel, military, aluminum, automotive, ethanol, aerospace, semiconductor, chemical, cement, metalworking, glass, foundry, power, and virtually all industrial process industries.

For more information on CECO Environmental please visit the company's website at:

http://www.cecoenviro.com/

Contact:

Corporate Information

Phillip DeZwirek, CECO Environmental Corp.

Email: investors@cecoenviro.com

1-800-606-CECO (2326)

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. One can identify these forward-looking statements by the use of words such as "projects," "expected," "estimated," "look toward," "continuing," "planning," "guidance," "goal," "will," "may," "intend," "anticipates," and other words of similar meaning. One can also identify them by the fact that they do not relate strictly to historical or current facts. These statements are subject to risks and uncertainties that could cause actual results and plans to differ materially from those included in the company's forward-looking statements. The Company's periodic reports filed from time to time with the SEC contain a discussion of certain of these risks and uncertainties that could cause actual results and plans to differ materially from those included in the forward-looking statements, and that discussion is incorporated herein by reference. The Company does not undertake any obligation to update forward-looking statements.